UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

COLUMBIA LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐   Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 20, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Columbia Laboratories, Inc. (“Columbia”) on Thursday, May 21, 2009, at 10:00 a.m. Eastern Time at Columbia’s principal executive offices at 354 Eisenhower Parkway, Livingston, NJ 07039.

Your Board of Directors recommends a vote for the election of each of the eight nominees for directors and for the ratification of the appointment of our independent registered public accounting firm.

We hope that you can join us at this meeting. As a stockholder, your participation in the affairs of Columbia is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, or voting online or by telephone, using the procedures described in the accompanying Proxy Statement and proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person even if you have previously submitted your proxy card.

Our 2008 Annual Report and Proxy Statement for the 2009 Annual Meeting of Stockholders are enclosed. We hope you find them informative reading.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of Columbia.

                                                        Sincerely yours,

                                                        Robert S. Mills

                                                        Robert S. Mills
                                                        President and Chief Executive Officer

                                                        Stephen G. Kasnet

                                                        Stephen G. Kasnet
                                                        Chairman of the Board of Directors

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. Eastern Time on Thursday, May 21, 2009

PLACE	Columbia Laboratories, Inc. Plaza 1, 2nd Floor 354 Eisenhower Parkway Livingston, NJ 07039

ITEMS OF BUSINESS	1.	To elect eight members to the Board of Directors.

	2.	To ratify the appointment of BDO Seidman, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

	3.	To transact any other business properly brought before the Annual Meeting.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on March 31, 2009.

ANNUAL REPORT	Our 2008 Annual Report is enclosed and is a part of our proxy materials being provided to you.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2008 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

By Order of the Board of Directors
Michael McGrane
Michael McGrane Secretary

This Proxy Statement and accompanying proxy card are being distributed on or about April 20, 2009.

IMPORTANT

IT IS IMPORTANT THAT THE PROXY BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IF YOUR BROKER PROVIDES FOR VOTING ONLINE OR BY TELEPHONE, YOU MAY VOTE ONLINE OR BY TELEPHONE USING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY CARD.

SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

Important Notice Regarding the Availability of Proxy Materials for Columbia Laboratories, Inc.’s
2009 Annual Meeting of Stockholders to be Held on May 21, 2009

This Proxy Statement and our 2008 Annual Report are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

In accordance with SEC rules, this
website does not use “cookies”, track the identity of anyone accessing the website to view the proxy materials or gather any personal information.

TABLE OF CONTENTS

Item	Page
Attendance and Voting Matters	1
Why am I receiving these materials?	1
What information is contained in these materials?	1
What proposals will be voted on at the meeting?	1
What are the Board’s voting recommendations?	1
What shares may I vote?	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares in person at the Annual Meeting?	2
How can I vote my shares without attending the Annual Meeting?	3
May I change or revoke my vote?	3
How are votes counted?	3
What is the quorum requirement for the Annual Meeting?	4
What is the voting requirement to approve each of the proposals?	4
What happens if I abstain from voting?	4
What is a “broker non-vote"?	4
Will I have dissenter’s rights?	4
What does it mean if I receive more than one proxy or voting instruction card?	5
Where can I find the voting results of the meeting?	5

Ownership of the Company	6
Security Ownership of Certain Beneficial Owners and Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	9

Relationship with Independent Registered Public Accounting Firm	10
Fees and Services of BDO Seidman, LLP	11

Board of Directors and Corporate Governance	11
The Board in General	11
The Role of the Board in Corporate Governance	11
Executive Sessions of and Communication with Independent Directors	12
Director Independence	12
Communications with the Board	12
Meetings and Attendance during Fiscal 2008	13
Committees of the Board	13
Audit Committee	13
Compensation Committee	14
Nominating and Corporate Governance Committee	14
Scientific Committee	15
Code of Business Conduct and Ethics	15
Certain Relationships and Related Person Transactions	15

Compensation Discussion and Analysis	16
Introduction	16
Executive Compensation Philosophy and Objectives	16
Compensation Program Elements and Pay Level Determination	17
Public Company Peer Group	17
Components of our Executive Compensation Program	18
Base Salary	18
Changes in Base Salaries for 2009	19
2008 Annual Cash Incentive Bonus	19
Equity Compensation	20
Benefits and Perquisites	21
Termination or Change in Control	21
Tax Considerations	22
Compensation Committee Report	22

Executive and Director Compensation	23
Summary Compensation Table	23
2008 Grants of Plan-Based Awards Table	24
Outstanding Equity Awards at 2008 Fiscal Year-End	25
Option Exercises and Stock Vested in Fiscal 2008	28
Potential Payments upon Termination or Change in Control	29
2008 Director Compensation	32
Compensation Committee Interlocks and Insider Participation	34

Report of the Audit Committee	34

Proposal 1 – Election of Directors.	36

Proposal 2 – Ratification of the appointment of BDO Seidman, LLP, as Columbia’s independent registered public accounting firm for the fiscal year ending December 31, 2009	39

Other Matters	39

Incorporation by Reference	39

Householding of Proxy Materials	40

Annual Report and Other SEC Filings	40

Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals	40
What happens if additional proposals are presented at the Annual Meeting?	40
Who will bear the cost of soliciting votes for the Annual Meeting?	40
How do I propose individuals to serve as directors?	40
May I propose actions for consideration at next year’s Annual Meeting of Stockholders?	41
Stockholder Proposals for Inclusion in 2010 Proxy	41

ATTENDANCE AND VOTING MATTERS

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Columbia Laboratories, Inc. (“Columbia,” the “Company,” “we,” “our,” or “us”, as the context requires) is providing this proxy statement (this “Proxy Statement”) and accompanying proxy card to solicit your proxy in connection with Columbia’s Annual Meeting of Stockholders, which will take place on May 21, 2009. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy card are being distributed on or about April 20, 2009.

Q:	Who is soliciting the proxies?

A:
We are soliciting proxies in the form enclosed on behalf of the Board. We will vote any such signed proxy, if received in time for the voting and not revoked, at the Annual Meeting according to your directions. We will vote any signed proxy that fails to specify a choice on any matter to be acted upon “FOR” the election of each nominee for director and FOR each other proposal to be acted upon.

Q:	What information is contained in these materials?

A:
This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and Columbia’s most highly paid officers, and other required information. We have also enclosed for your review Columbia’s 2008 Annual Report which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are two matters scheduled to be voted on at this year’s Annual Meeting:

•	The election of eight directors to the Board; and

•	Consideration and ratification of the appointment of BDO Seidman LLP as Columbia’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

We will also consider and vote upon any other business properly brought before the Annual Meeting.

Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:

•	FOR the election of each of the eight nominees named herein to the Board;
•	FOR the ratification of the appointment of BDO Seidman LLP as Columbia’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and
•	In the proxy holders’ discretion FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Q:	What shares may I vote?

A:
You may vote all shares of Columbia’s Common Stock, Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), that you owned as of the close of business on March 31, 2009 (the “Record Date”). These shares include (1) those held directly in your name as the stockholder of record and (2) those held for you as the beneficial owner through a stockbroker, bank, or other nominee at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible).  Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible).  Columbia’s Series C Convertible Preferred Stock has no voting rights.

On the Record Date, there were approximately 54,632,362 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having voting power equal to 2,600 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having voting power equal to 2,950,000 shares of Common Stock.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most Columbia stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Columbia’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Columbia or to vote in person at the Annual Meeting. Columbia has enclosed a proxy card for you to use.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
You may vote shares you hold directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

If you are the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you, you may vote the shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or nominee (i.e., the record holder) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Mail — You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

On the Internet — If you hold your shares in street name and the firm that holds your shares offers Internet voting, your broker voting instruction card will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote online.

By Telephone— If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction card will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote by telephone.

Q:	May I change or revoke my vote?

A:
Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) file with Columbia’s Transfer Agent written notice of revocation or (b) timely deliver a valid, later-dated proxy. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to Columbia’s Transfer Agent before the vote at the Annual Meeting or you vote by written ballot at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. For the other proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  If you “ABSTAIN”, it has the same effect as a vote “AGAINST”.  If you sign your proxy card or broker voting instruction card with no further instructions, your proxies will vote your shares in accordance with the recommendations of the Board.

Q:	What is the quorum requirement for the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of Common Stock, shares of Common Stock into which the Series B Preferred Stock is convertible and shares of Common Stock into which the Series E Preferred Stock is convertible (collectively, the “Shares”). The Shares may be present in person or represented by proxy at the Annual Meeting. Votes withheld, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election of directors (Proposal 1), each director requires the affirmative “FOR” vote of a plurality of those Shares represented, in person or by proxy, and entitled to vote at the Annual Meeting.
Approval of the ratification of our independent registered public accounting firm (Proposal 2) requires the affirmative vote of a majority of Shares cast on the proposal, in person or by proxy, at the Annual Meeting.
In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:
If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. In addition, while they will not count as votes cast in favor of the proposal, they will count as votes cast on the proposal. As a result, other than with respect to the election of directors (Proposal 1), which will be determined by a plurality of the votes cast, an abstention on a proposal will have the same effect as a vote AGAINST the proposal.

Q:	What is a “broker non-vote”?

A:
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. While broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, they will not be considered to have voted on any of the proposals on which such instructions have been withheld.  In the case of any proposals requiring a majority vote in favor of the proposal, a broker non-vote will have the same effect as a vote AGAINST the proposal.

Q:	Will I have dissenters rights?

A:	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation or bylaws to any stockholder with respect to any of the four proposals.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in Columbia’s quarterly report on Form 10-Q for the second quarter of 2009.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on pages 40 and 41.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Common Stock. The following table sets forth, as of March 31, 2009, information with respect to the beneficial ownership of Columbia’s Common Stock by:

•	each person known to us to be the beneficial owner of more than 5% of Columbia’s Common Stock;
•	each of Columbia’s directors and director nominees;
•	each of Columbia’s executive officers who were serving as executive officers at the end of the last fiscal year (collectively, the “named executive officers”); and
•	all of Columbia’s current directors and named executive officers as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”); the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 30, 2009 (60 days after March 31, 2009) through the conversion of shares of convertible preferred stock or convertible debt or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power (or shares such powers with his or her spouse) with respect to the class of shares set forth in the following tables.

Common Stock
	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned (1)	of Total (2)
David M. Knott/Dorset Management Corporation (3) 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	5,682,803	9.9%

John P. Curran (4) 230 Park Avenue New York, New York 10017	5,423,537	9.8%

Goldman Capital Management, Inc. (5) 320 Park Avenue New York, New York 10022	4,657,595	8.5%

Barclays Global Investors, NA (6) 400 Howard Street San Francisco, California 94105	3,050,994	5.6%

Matthes Capital Management, Inc. (7) One Maritime Plaza San Francisco, California 94111	2,982,032	5.5%

Directors and Named Executive Officers:

Valerie L. Andrews (8)(9)	33,199	*

Edward A. Blechschmidt (8)(9)	68,949	*

Anthony R. Campbell (9)(10)	5,669,962	9.9%

Frank C. Condella (9)	16,556	*

James S. Crofton (8)(9)	33,199	*

Stephen G. Kasnet (8)(9)	71,199	*

Michael McGrane (8)(9)	663,172	1.2%

James A. Meer (8)(9)	277,950	*

Robert S. Mills (8)(9)	900,325	1.6%

Denis M. O’Donnell, M.D. (8)(9)	132,199	*

Selwyn P. Oskowitz, M.D. (8)(9)	106,199	*

All Directors and Executive Officers as a Group (11 persons) (8) (9) (10)	7,972,908	14.1%

*	Signifies less than 1%

(1)
Includes shares that may be acquired through the conversion of shares of preferred stock or convertible debt or the exercise of warrants, stock options, or other rights, in each case, that are convertible or exercisable on or before May 30, 2009.

(2)
Based on 54,632,362 shares outstanding at March 31, 2009. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before May 30, 2009 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

(3)
Based on Schedule 13G, Amendment No. 6 filed on February 17, 2009 with the SEC by Dorset Management Corporation and David M. Knott in which (a) Dorset Management Corporation reported beneficial ownership of 6,012,473 shares of Common Stock, which includes 952,381 shares of Common Stock issuable upon the exercise of convertible subordinated promissory notes, and 1,857,702 shares of Common Stock that are issuable upon the exercise of warrants or options to purchase Common Stock and the conversion of shares of Series E Preferred Stock, and (b) David M. Knott reported beneficial ownership of the shares reported as beneficially owned by Dorset Management Corporation plus 95,330 additional shares of Common Stock, and (c) from which the Company has subtracted, for disclosure purposes in this table, 410,000 shares of Common Stock issuable upon the conversion of convertible subordinated promissory notes, but which may not be converted to the extent that, after giving effect to the conversion, beneficial ownership of the Company would exceed 9.99%.

(4)
Based on Schedule 13G, Amendment No. 2 filed on January 15, 2009 with the SEC by John P. Curran, which reported beneficial ownership of 5,423,537 shares of Common Stock.  The Schedule 13G reported that Mr. Curran has sole voting and dispositive power over 250,000 shares of Columbia’s Common Stock and has shared voting and dispositive power over 5,173,537 of Columbia’s Common Stock. Mr. Curran disclaimed beneficial ownership in the securities reported in the Schedule 13G except to the extent of his pecuniary interest therein.

(5)
Based on a questionnaire dated February 24, 2009 completed at the request of the Company by Goldman Capital Management, Inc., in which it reported beneficial ownership of 4,657,595 shares of Common Stock.

(6)
Based on Schedule 13G filed on February 5, 2009 with the SEC by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG (collectively, “Barclays Entities”), in which they reported a collective beneficial ownership of 3,050,994 shares of Columbia’s Common Stock. Specifically, the Schedule 13G reported that: Barclays Global Investors, NA. has sole voting power over 1,218,161 shares of Columbia’s Common Stock, sole dispositive power over 1,427,644 shares of Columbia’s Common Stock and aggregate beneficial ownership of 1,427,644 shares of Columbia’s Common Stock; Barclays Global Fund Advisors has sole voting and dispostive power over, and aggregate beneficial ownership of, 1,623,350 shares of Columbia’s Common Stock; and the other Barclays Entities did not have any voting or dispositive power and did not have beneficial ownership over any other shares of Columbia’s Common Stock.

(7)
Based on a questionnaire dated March 5, 2009 completed at the request of the Company from Matthes Capital Management, Inc., in which it reported beneficial ownership of 2,982,032 shares of Common Stock.

(8)
Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 31, 2009, as follows: Ms Andrews, 12,000 shares; Mr. Blechschmidt, 15,000 shares; Mr. Crofton, 12,000 shares; Mr. Kasnet, 12,000 shares; Mr. McGrane, 566,935 shares; Mr. Meer, 237,500 shares; Mr. Mills, 790,725 shares; Dr. O’Donnell, 111,000 shares; and, Dr. Oskowitz, 83,000 shares.

(9)
Includes restricted shares that were unvested on March 31, 2009, as follows: Ms. Andrews, 8,620 shares; Mr. Blechschmidt, 8,620  shares; Mr. Campbell, 20,833 shares; Mr. Condella, 16,556; Mr. Crofton, 8,620  shares; Mr. Kasnet, 8,620  shares; Mr. McGrane, 42,063; Mr. Meer, 37,625 shares; Mr. Mills, 57,000 shares; Dr. O’Donnell, 8,620  shares; and, Dr. Oskowitz, 8,620  shares.

(10)
Includes direct ownership of 111,368 shares of Common Stock and indirect ownership of 126,574 shares of Common Stock (including 100,000 shares that have been pledged as security). Also includes beneficial ownership of the shares described in footnote 3 above reported as beneficially owned by Dorset Management Corporation and David M. Knott, and from which we have subtracted, for disclosure purposes in the Table, 675,000 shares of Common Stock issuable upon the conversion of convertible subordinated promissory notes, but which may not be converted to the extent that, after giving effect to the conversion, beneficial ownership of the Company would exceed 9.99%.

Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of March 31, 2009.

Series E Preferred Stock.  The following table sets forth, as of March 31, 2009, information with respect to each person known to us to be the beneficial owner of more than 5% of Columbia’s Series E Preferred Stock. No director, director nominee, or named executive officer owns any shares of Series E Preferred Stock.

Series E Preferred Stock
	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Total (1)
Perry Partners International, Inc. 767 Fifth Avenue, 19th Floor New York, New York 10153	25,536	43.3%

Knott Partners Offshore Master Fund, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	9,580	16.2%

Perry Partners, L.P. 767 Fifth Avenue, 19th Floor New York, New York 10153	9,464	16.0%

Knott Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	7,980	13.5%

Shoshone Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	5,180	8.8%

(1)	Based on 59,000 shares of Series E Preferred Stock outstanding at March 31, 2009.

    As of March 31, 2009, we know of no persons, other than those listed above, who beneficially own, as determined under rules of the SEC, more than 5% of our outstanding shares of Common Stock, Series B Preferred Stock or Series E Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder require our directors and executive officers and beneficial owners of more than 10% of the outstanding shares of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Copies of these reports are furnished to Columbia. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on our review of the copies of such reports furnished to us and representations from the persons subject to Section 16(a) with respect to our company, we believe that during 2008 all of our executive officers, directors and 10% stockholders complied with the Section 16(a) requirements.

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

BDO Seidman, LLP (“BDO Seidman”), serves as the Company’s independent registered public accounting firm and has served in that capacity since July 2008. McGladrey & Pullen, LLP (“McGladrey”) served as the Company’s independent registered public accounting firm from December 2007 to July 2008, and Goldstein Golub Kessler LLP (“GGK”) served as the Company’s independent registered public accounting firm from 1998 to December 2007.  In December 2007 the partners of GGK became partners of McGladrey pursuant to a limited asset purchase agreement and GGK resigned as the independent registered public accounting firm for the Company. The decision to engage BDO Seidman as the Company’s new independent registered public accounting firm was approved by the Audit Committee of the Board.

The audit reports of McGladrey and GGK on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2007 and 2006, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2008 and 2007, and through the dates of the engagements of BDO Seidman and McGladrey, the Company did not consult with BDO Seidman or McGladrey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and BDO Seidman and McGladrey did not provide either a written report or oral advice to the Company that BDO Seidman or McGladrey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company 's consolidated financial statements for each of the fiscal years ended December 31, 2008 and 2007, and through the date of the engagements of BDO Seidman and McGladrey, there were: (i) no disagreements between the Company and BDO Seidman, McGladrey, or GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO Seidman, McGladrey, or GGK, would have caused BDO Seidman, McGladrey, or GGK to make reference to the subject matter of the disagreement in their reports on the Company 's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee considered the independence of BDO Seidman, McGladrey, and GGK, and whether the audit and non-audit services BDO Seidman, McGladrey, and GGK provide to the Company are compatible with maintaining that independence. The Audit Committee has adopted a set of policies governing the provision of non-audit services by BDO Seidman, McGladrey, and GGK; those policies are included in the Audit Committee’s report. See “Board of Directors and Corporate Governance – Audit Committee.” The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company’s independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.

Fees and Services of BDO Seidman, LLP

The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2008, by BDO Seidman, LLP, which includes two quarterly reviews and the year-end audit:

2008
Audit Fees (1)	$348,000
Audit-Related Fees (2)	$2,500
Tax Fees (3)	$0
All Other Fees	$0

Total	$350,500

(1)
Audit fees consisted of fees for audit work performed in the auditing of financial statements, including the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act and quarterly reviews.

(2)
Audit-related fees consisted principally of fees for consult6ing on financial accounting/reporting                   standards for consulting on financial accounting/reporting standards for transactions and related matters.

(3)	Tax fees consisted principally of fees for work performed with respect to tax compliance.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, our management reports to the Audit Committee all audit and non-audit services performed during the previous twelve months and all fees billed by our independent registered public accounting firm for such services.

In fiscal 2008, all audit and non-audit services and the corresponding fees were approved by the Audit Committee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

Directors are required by Columbia to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board can fill vacancies and newly created directorships, as well as amend the bylaws to provide for a greater or lesser number of directors.

The Board is currently comprised of nine members. The members of the Board are Valerie L. Andrews, Edward A. Blechschmidt, Anthony R. Campbell, Frank C. Condella, Jr., James S. Crofton, Stephen G. Kasnet, Robert S. Mills, Denis M. O’Donnell, M.D., and Selwyn P. Oskowitz, M.D. On March 10, 2009, Mr. O’Donnell informed Columbia that he will not stand for re-election at Columbia’s 2009 Annual Meeting of Stockholders and will continue to serve on the Board until Columbia’s 2009 Annual Meeting takes place, and at which time the Board will be reduced to eight members.

The Role of the Board in Corporate Governance

Pursuant to the Company’s bylaws and the General Corporation Law of the State of Delaware, Columbia’s business and affairs are managed under the direction of the Board. The Board plays an important role in the governance of the Company and in directing management’s overriding objective, the pursuit of long-term growth and increasing stockholder value. The responsibilities of the Board include:

•	Establishing the Company’s strategic plan;
•	Establishing broad corporate policies and reviewing overall performance;
•	Overseeing Company management;
•	Management succession;
•	Review and approval of the annual operating plan prepared by management;
•	Monitoring performance in comparison to the operating plan;
•	Consideration of topics relevant to the Company’s ability to carry out its strategic plan;
•	Review of the Company’s investor relations program; and
•	Review and approval of proposed major commitments of corporate resources.

Executive Sessions of and Communication with Independent Directors

Members of the Board are kept informed of the Company’s business through discussions with the Company’s President and Chief Executive Officer (the “CEO”) and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Mr. Kasnet, who serves as Chairman of the Board, presides at regular meetings of the Board. The Board’s independent directors meet regularly in executive session without management participation. This encourages open discussion.

Director Independence

The Board has analyzed the independence of each director and nominee and has determined that, with the exception of Mr. Mills, CEO, each director and nominee qualifies as an “independent” director under the applicable NASDAQ Marketplace Rules, including that each such director or nominee is free of any relationship that would interfere with his individual exercise of independent judgment. In analyzing the independence of Mr. Campbell the Board considered his position as a Portfolio Manager and Senior Analyst for Dorset Management Corporation, the beneficial owner of more than 5% of the Company’s Common Stock.

All of the Company’s committees are comprised solely of independent directors.

Communications with the Board

The Board has implemented a process by which the Company’s stockholders can communicate directly with independent directors.  The Company’s stockholders who want to communicate with the Board or any individual director may write to:

Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
Attn: Board of Directors
- or -
directors@columbialabs.com

The letter should include a statement indicating that the sender is a stockholder of the Company. The Company’s General Counsel will review all stockholder letters to the Board and depending on the subject matter will:

•	Promptly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters; or,
•	Not forward the letter if it relates to an improper or irrelevant topic.

The General Counsel or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Meetings and Attendance during Fiscal 2008

The Board held 15 meetings in 2008.  The Board had, and continues to have, four standing committees, as described below.  Each director who served as a director during 2008 participated in 75% or more of the meetings of the Board and the committees on which he or she served during the year ended December 31, 2008, with the exception of Mr. Campbell, who was elected to the Board on December 16, 2008, and subsequently attended one of the two remaining Board meetings in 2008. At each regular meeting of the Board, the independent directors meet in private without members of management.

We typically schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason such as a schedule conflict. All seven individuals then serving as directors attended our 2008 Annual Meeting of Stockholders. The Company encourages the members of the Board to attend its Annual Meeting of Stockholders.

Committees of the Board

The Board has the following four committees: (1) Audit Committee, (2) Compensation Committee, (3) Nominating and Corporate Governance Committee, and (4) Scientific Committee. The Board has adopted a written charter for each of the first three committees. The committee charters are posted on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website, www.columbialabs.com.

Below is a description of the duties and composition of each standing committee of the Board. Directors hold committee memberships for a term of one year.

Audit Committee

       The primary function of the Audit Committee is to oversee Columbia’s reporting processes on behalf of the Board and to report the results of its activities to the Board. The Audit Committee’s primary duties and responsibilities are to:

•
Serve as an independent and objective party to monitor the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems (including any material weaknesses, significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management);

•	Approve the engagement of the Company’s independent registered public accounting firm;
•	Review and appraise the audit efforts of the Company’s independent registered public accounting firm;
•	Provide an open avenue of communication among the independent registered public accounting firm and financial and senior management;
•	Review financial press releases;
•	Review and address conflicts of interests of directors and executive officers; and
•	Monitor, review, and recommend actions relating to transactions and dealings with related parties.

The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board on May 12, 2004.
While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that Columbia’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.

All of the members of the Audit Committee have been determined to be independent within the meaning of the applicable NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act. The Company has identified James S. Crofton as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Members: Mr. Crofton (chair), Mr. Campbell, Mr. Kasnet, and Dr. O’Donnell                                                                                                                                     Meetings last year: nine

Compensation Committee

Information about the Compensation Committee can be found in this proxy statement under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening, and recommending qualified candidates to serve as directors of Columbia. The Committee also oversees matters of corporate governance and provides counsel to the Board with respect to Board organization, membership, and function.  The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter adopted by the Board on August 16, 2004.

The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or reelection to the Board based upon recommendations from the Chairman, the CEO, other Board members, and Columbia stockholders.

Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry. In general, candidates will be preferred who currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior Board contributions and performance as well as the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

Recommendations from stockholders may be submitted to Columbia in accordance with the procedures set forth below on page 41 in the section captioned “Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals”. Any nominations for director to be made at an Annual Meeting of Stockholders must also be made in accordance with the requirements described in that section.

In addition to identifying, screening and recommending qualified candidates to serve as directors, the Nominating and Corporate Governance Committee’s responsibilities include:

•	Reviewing potential conflicts of prospective Board members;

•	Reviewing the composition of the Board and the skills and experience of its members; and,

•	Studying and making recommendations to the Board concerning the size, composition, and functioning of the Board.

The Nominating and Corporate Governance Committee has adopted a policy that does not permit a non-employee director to be nominated for election as a director at the next Annual Meeting of Stockholders if the director will attain the age of 72 during the term for which he or she would be nominated.

All of the members of the Nominating and Corporate Governance Committee have been determined to be independent within the meaning of the applicable NASDAQ Marketplace Rules.

Members: Mr. Kasnet (chair), Ms. Andrews, Mr. Blechschmidt, and Dr. Oskowitz.Meetings last year: three

Scientific Committee

The Scientific Committee is responsible for reviewing and advising Company management on the Company’s research and development programs.

All of the members of the Scientific Committee have been determined to be independent within the meaning of the applicable NASDAQ Marketplace Rules.

Members: Dr. O’Donnell (chair), Mr. Blechschmidt, Mr. Campbell, Mr. Crofton, and Dr. Oskowitz.
Meetings last year: two

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including our CEO and our Chief Financial Officer and principal accounting officer), and employees of the Company.  The Code was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Our Code of Business Conduct and Ethics is posted on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website: www.columbialabs.com. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our CEO or our Chief Financial Officer and principal accounting officer with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website: www.columbialabs.com.

Certain Relationships and Related Party Transactions

We have a policy against our directors, officers, employees, and consultants entering into transactions that present actual or potential conflicts of interests. A conflict of interest can arise when a director, officer, employee, or consultant takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively. Conflicts of interest may also arise when a director, officer, employee, or consultant (or his or her family members) receives improper personal benefits as a result of the director's, officer's, employee's, or consultant's relationship to us. This policy is reflected in our Code of Business Conduct and Ethics. In addition, the Audit Committee of the Board, pursuant to its charter, is responsible for reviewing and addressing conflicts of interest of directors and executive officers; as well as monitoring and reviewing (including discussing with management and the independent auditor) and, if appropriate, recommending to the full Board the approval or ratification of any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Committee (which is referred to in this section of the Proxy Statement as the “Committee” or as the “Compensation Committee”) provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of executive compensation programs and practices. Responsibilities of the Committee include, among other things:

▪	Review and determination of the annual salary of the Company’s CEO and other officers;
▪	Review and approval of the Company’s management incentive compensation policies and programs; and
▪	Review and approval of equity compensation programs for the Company’s employees, directors and consultants, including grants of options, restricted stock and other awards thereunder.

The Committee’s complete role and responsibilities are set forth in a written charter adopted by the Board of Directors on May 15, 2007.  An updated charter was adopted on March 11, 2009. This charter can be found on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website, www.columbialabs.com.  Three Directors served on the Compensation Committee in 2008: Valerie L. Andrews (Chair), Edward A. Blechschmidt, and Denis M. O’Donnell, M.D.  Frank C. Condella, Jr. was named to the Committee upon his election to the Board of Directors in March 2009.  Each of these individuals has been determined to be independent within the meaning of the applicable NASDAQ Marketplace Rules.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate.  In 2008, the Committee held five meetings.  In addition to the assistance provided by the Company’s management, the Committee has the authority under its charter to retain independent consultants and legal counsel to provide guidance on matters related to executive compensation and other related matters as directed by the Committee; the Committee retained neither consultants nor counsel in 2008.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table on page 23 (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy.  Our named executive officers are Robert S. Mills, CEO, James A. Meer, Senior Vice President, Chief Financial Officer and Treasurer (“CFO”), and Michael McGrane, Senior Vice President, General Counsel and Secretary (“GC”). We strive to adhere to this philosophy by differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success.  We need and want the best people to be excited and motivated to work at Columbia and to understand that their rewards are driven by the Company’s performance and by their individual contributions to the Company’s performance.  The quality of the Company’s talent is a key component of long-term stockholder value.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

▪	to afford our executives a competitive total rewards opportunity comparable to organizations with which we compete for executive talent;

▪	to allow us to attract and retain executives who can perform and succeed in our fast-paced and challenging environment; and,

▪	to deliver pay in a cost efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

Compensation Program Elements and Pay Level Determination

The Committee undertakes discussions and assessments of compensation related programs and the performance of management throughout the year. Early in the Company’s fiscal year, the Committee reviews and recommends base salaries, annual cash incentive bonus payments, and equity incentives for all executive officers based on the prior year’s performance, which are then approved by all independent (non-employee) directors.

As part of the review process, the CEO provides to the Committee an individual assessment of the major accomplishments of each executive officer over the prior year and recommends compensation actions for each executive officer.  The Committee evaluates the performance of our CEO and recommends to the Board for its approval all compensation elements and amounts to be awarded to our CEO.  Our CEO, who is a member of the Board of Directors, does not participate in Board decisions relating to his own compensation. The key metrics we use to measure the performance of our executive officers can be grouped in the following categories:

▪	Financial – We evaluate measures of our financial performance, including revenue growth and other matters such as expense management.

▪
Strategic – We monitor the performance of our executive officers in furthering the strategic success of the Company.  This includes achieving targeted revenues, completing recruitment in a clinical study, ensuring talent is effectively managed, and through evaluating and establishing new partnership opportunities.

▪
Operational – We include operational measures in our determination of success, including the quality of our leadership development and teamwork, and effective recruitment and retention of talented employees.

The Committee considers the totality of the information presented (including each executive’s significant accomplishments, external competitiveness, Company performance, progress towards strategic objectives, and internal equity among executive officers) and applies its knowledge and discretion to determine the compensation for each executive officer.

To understand external competitiveness, the Committee compares each element of total compensation against a peer group of publicly traded pharmaceutical and biotechnology companies.  Company management recommends a list of companies as the peer group factoring stage of development, types of products sold or developed, market capitalization, revenues, and number of employees. The Committee reviews the list of companies and determines the peer group composition as it deems appropriate and reasonable.   For 2008, the Committee determined the final peer group to consist of 14 publicly-traded companies each of which, like the Company, had in 2008 a market capitalization of less than $225 million, annual revenue less than $75 million, and fewer than 250 employees. The Committee considers both the mean and median base salaries, annual incentive bonuses, and equity awards to executives of the peer group of companies in relation to the Company’s executive compensation, with a goal of the mid-range of the peer group.

Public Company Peer Group

The following companies comprise our public company peer group.

Acadia Pharmaceuticals, Inc
Adolor Corp.
Ariad Pharmaceuticals, Inc..
ArQule, Inc.
Biosante Pharmaceuticals, Inc.
Cytokinetics, Incorporated
DepoMed, Inc.
GenVec Inc.
MiddleBrook Pharmaceuticals, Inc.
Neurocrine Biosciences, Inc.
SuperGen, Inc
Targacept, Inc.
Unigene Laboratories Inc.
Vical, Inc.

Components of our Executive Compensation Program

Total compensation for our named executive officers is a mix of cash and equity awards. Base salaries and discretionary annual incentive bonuses are paid in cash. Long term incentives consist of equity awards, including stock options and restricted stock awards. Indirect compensation consists of standard employee benefits.

Each component of compensation and selected benefits is summarized in the following table.

Component	Purpose/Description
Base salary	Competitive fixed income for performance of day-to-day responsibilities, paid semi-monthly.
Annual incentive bonus	Rewards achievement of annual goals that support short-term (annual) business objectives, paid in cash after the relevant fiscal year.
Equity compensation	Fosters a culture of ownership, aligns compensation with stockholder interests, and promotes long-term retention with the Company. Consists primarily of the following equity-based awards.
• Stock options	Provides compensation tied to the price of our Common Stock. The awards have no value if our Common Stock price falls below the grant price.
• Restricted stock
Provides compensation tied to the price of our Common Stock. Supports an ownership mentality, encouraging our executives to act in a manner consistent with the long-term interests of the Company and its stockholders. Generally restricted stock grants vest over time, but some grants vest upon occurrence of a predetermined event.

Benefits	Standard employee benefits, such as health, dental, disability, and life insurance.
Retirement Benefits	Standard employee 401(k) plan. The Company had matched 50% of the first 4% of contributions before March 2009, when it suspended the matching contributions to the plan.
Perquisites	None

While the general mix of each component is considered in the design of our total compensation program, the Committee does not target a specific mix of pay either in its program design or in its compensation determinations. By design, our executive officers have more variability in their compensation than non-executives, to more closely tie their compensation to the Company’s overall performance.  Company management also provides the Committee a tally sheet for each executive officer that sets forth all components of the executive’s compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive, cost to Company of all benefits, and the actual projected payout obligation under potential severance and change-in-control scenarios, and shows the impact of the proposed award or payment on each compensation component and on aggregate compensation.  The Committee makes all executive compensation recommendations and decisions with reference to the provided tally sheets, with a goal of establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and our stockholders.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities, and skills. The base salary levels of our executive officers may be increased from time to time to recognize external competitive compensation levels, internal pay equity, and individual contributions and performance.

Changes in Base Salaries for 2009

Due to general economic conditions and low level of achievement against our 2008 Company goals, no change in base salaries was made for our named executive officers in 2009.  Generally, the Committee compares for our executive officers with base salaries for comparable positions in the peer group companies.  To determine the base salary levels for the Company’s executive officers, the Committee compares their total cash compensation (i.e. base salary plus target annual bonus) to total cash compensation for comparable positions in the peer group companies. The Committee concluded that, while salaries and overall compensation for the named executive officers are slightly below the mean and median for comparable positions in the peer group companies, it was prudent for the Company to freeze their salaries at 2008 levels in light of overall economic conditions and the level of achievement against our 2008 Company goals.

The table below shows annual 2008 and 2009 salaries for each named executive officer.

Name	Position	Ending 2008 Salary	2009 Salary	Percentage (%) Increase
Robert S. Mills	President & Chief Executive Officer	$390,000	$390,000	none
James A. Meer	Senior Vice President & Chief Financial Officer	$275,000	$275,000	none
Michael McGrane	Senior Vice President & General Counsel	$295,700	$295,700	none

2008 Annual Cash Incentive Bonus

We maintain an annual cash incentive program (the “Incentive Plan”), the purpose of which is to motivate and reward the attainment of annual Company and individual performance. For all participants, annual incentive opportunities, which are expressed as a percentage of base salary, can range from 0% to 150% of targeted levels, depending on the degree of attainment of pre-established Company goals for that particular year. Bonus targets for Messrs. Mills, Meer, and McGrane are 50%, 35%, and 40% of salary, respectively, pursuant to their individual employment agreements. The Company has entered into employment agreements with severance and change of control payments with our named executive officers because we believe that they are a fair and effective way to maintain focus on our business in the face of market and other volatility in our industry.

Actual payouts under the Incentive Plan are recommended by the Committee to the Board based on achievement of corporate goals, overall individual performance, and the broad discretion of the Committee and Board. Our corporate goals are jointly established at the beginning of each year by management and the Committee and are approved by the Committee and the Board.  Once the corporate goals are finalized and approved by the Board, they are clearly communicated to executives.  Executives are aware of the overall bonus program, targets, annual goals, and performance measures that impact the annual bonus payout.

The extent to which corporate goals are achieved is assessed by the Committee with input from the CEO and other members of management.  The Committee considers the following in assessing cash bonuses:

•	The extent to which corporate goals are achieved or exceeded;

•	The overall corporate success throughout the year as determined by factors such as progress in key programs, execution of the strategic plan, and share price; and,

•	Positive or negative events occurring throughout the year unrelated to pre-established corporate goals.

For the fiscal year ended December 31, 2008, the Committee recommended to the Board of Directors and it agreed not to make any awards for 2008 under the Incentive Plan because of lack of achievement of the Company’s 2008 goals. The following table summarizes the Company’s goals and results for 2008 and the Committee’s assessments of goal achievements.

Company Goal	Weight	Results	Achievement

Achieve targets for 2008 of: • Revenue of $40 million. • Earnings before interest, tax, depreciation, amortization, and share based compensation expense of $1.8 million.	40%	Goal partially met:	12%

Undertake broad based Investor Relations program.	10%	Goal partially met	7%

Complete at least one business development project to enhance the Company’s revenue.	10%	Goal not met	0%
Complete, publicly announce results, and develop a strategy following the Lidocaine Phase II Study	5%	Goal partially met	3%

Make substantial progress in the PREGNANT Study and a commercialization strategy for PROCHIEVE® 8% in the potential short cervix indication.	25%	Goal not met	0%

Prepare and file regulatory documentation with FDA on at least one alternate supplier of progesterone active ingredient.	5%	Goal met	5%

Support corporate goals for financial reporting, report automation, and employee relations.	5%	Goal partially met	3%
Total	100%		30%

Equity Compensation

An equity compensation program is provided to all employees to foster a culture of ownership, align compensation with stockholder interests, and promote long-term retention with the organization.  Each year the Committee determines the types of awards to be used for equity compensation.  In doing so, the Committee considers the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation, and attraction), the needs of the business, competitive market practices, dilution, and expense constraints, as well as tax and accounting implications.

The exercise price for each stock option awarded under the Columbia Laboratories, Inc. 1996 Long-Term Performance Plan (the “1996 Plan”) and the Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”) is equal to or greater than the fair market value for the Company’s Common Stock on the NASDAQ Global Market on the date of grant.  The 2008 Plan was adopted by the Stockholders at the 2008 Annual Meeting and supplants the 1996 Plan for all grants following the adoption of the 2008 Plan.  We refer to the 2008 Plan and the 1996 Plan, collectively, as our “Long-term Performance Plans”.  Stock option grants and restricted stock awards are made at Board and Committee meetings that are generally scheduled a year in advance and scheduling decisions are made without regard to anticipated financial reporting dates or other major announcements by the Company.

In general, newly hired employees, including executive officers, are granted options and/or restricted stock effective on the first day of employment, with the options having an exercise price set at the fair market value for our Common Stock on the NASDAQ Global Market on the employment start date. The employees’ start dates are scheduled without regard to anticipated financial reporting dates or other major announcements by the Company.

We have historically made an annual grant of employee stock options at the time of the annual review of each executive’s performance, usually in late February or early March.

In determining equity awards for 2009, the Committee concluded (1) the grants should be roughly comparable to the grants for the prior year, but slightly lower due to Company performance in 2008 compared to  2007, (2) the total number of  shares should be adjusted based on the performance rating for the executive; (3) the aggregate grants should not exceed a predetermined dilution effect; and (4) the grants to executive officers should be within a range that was appropriate from a Company-wide internal fairness perspective.

On March 11, 2009, the equity awards in the following table were granted to the named executive officer: Equity awards in 2008 are provided for comparison.

Name	Position	2009 Options granted at Fair Market Value	2009 Restricted Stock Awards	2008 Options granted at Fair Market Value	2008 Options granted above Fair Market Value	2008 Restricted Stock Awards
Robert Mills	President & Chief Executive Officer	140,000	24,000	130,000	45,000	24,000
James Meer	Senior Vice President & Chief Financial Officer	108,000	17,500	91,000	29,000	17,500
Michael McGrane	Senior Vice President & General Counsel	108,000	17,500	104,000	16,000	17,500

Benefits and Perquisites

All of the named executive officers are offered the standard benefit plans that are offered to other full-time employees of the Company.  These standard benefits include health, dental, vision, life insurance, and both short- and long-term disability.  In addition, the Company has provided a 401(k) plan with a 50% match of contributions up to 4% of salary.  The Company suspended the matching contributions to the plan in March 2009. The Company does not provide perquisites for our executive officers.

Termination or Change in Control

The Company has entered into employment agreements with each of our named executive officers which contain severance arrangements.  These agreements provide for payments and other benefits if the officer’s employment is involuntarily terminated or not renewed annually by the Company.

Under their employment agreements, each executive officer has agreed to certain confidentiality and non-competition provisions and is entitled to participate in all bonus and incentive programs based upon the parameters and criteria contained in the Incentive Plan and within the discretion of the Board.  Each executive employment agreement incorporates an executive change in control severance agreement that provides payments to the executive under certain circumstances.  Payments under the agreements are subject to a double trigger, meaning payments require both a change in control and a termination by the Company without cause or by the executive for “good reason.”  We believe agreements of this type can be important components of our effort to recruit and retain senior executives, particularly for companies at our stage of development and in our relatively high-risk industry.

A further discussion of the terms and payouts under each of these agreements is set forth below under the heading Potential Payments upon Termination or Change in Control.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its other named executive officers, unless certain conditions are met.  To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes.  In this regard, our equity incentive plans are designed to preserve, to the extent otherwise available, the deductibility of income realized pursuant to these plans. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interest of the Company.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company’s compensation policies, the Long-term Performance Plans, Incentive Plan, and other benefit programs.  Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation.  We have reviewed and discussed with management the Compensation Discussion and Analysis found on pages 16-22 of this Proxy Statement.  The Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for filing with the SEC.

Valerie L. Andrews, Chair
Edward A. Blechschmidt
Frank C. Condella, Jr.
Denis M. O’Donnell, M.D.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation[3]	Bonus[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5]	All other compensation[6]	Total
Robert S. Mills, President and Chief Executive Officer	2008 2007 2006	$383,933 $351,332 $339,570	$29,517 $50,207 $161,093	$242,836 $329,096 $220,703	$0 $123,760 $136,000	$0 $0 $0	$0 $0 $0	$4,600 $4,500 $5,000	$660,886 $858,895 $862,366
James A. Meer, Senior Vice President, Chief Financial Officer, and Treasurer	2008 2007 2006[7]	$272,500 $260,000 $18,712	$28,375 $43,919 $ 2,928	$150,420 $153,722 $4,341	$0 $70,000 n/a	$0 $0 $0	$0 $0 $0	$4,600 $3,444 n/a	$455,895 $531,085 $25,981
Michael McGrane, Senior Vice President, General Counsel, and Secretary	2008 2007 2006	$294,867 $288,883 $279,142	$21,567 $ 37,273 $120,394	$143,339 $224,934 $ 64,512	$0 $76,000 $89,440	$0 $0 $0	$0 $0 $0	$4,600 $3,911 $3,750	$464,373 $631,001 $557,238

1 This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of restricted stock awards (“RSAs”) in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The Company estimates that no forfeitures will occur and the executive officers experienced no forfeitures for the year ended December 31, 2008. For RSAs fair value is calculated using the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of the grant. For additional information, refer to Note 8 to the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
2This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of stock options granted to each of the named executive officers in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For information on the valuation assumptions, refer to Note 8 to the Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer. The Company estimates a 10% rate for forfeitures. The executive officers experienced no forfeitures for the year ended December 31, 2008.
3This column represent awards under the Company’s Incentive Plan.  For the fiscal year ended December 31, 2008, the Compensation Committee recommended, and the Board agreed, not to make any awards under the Incentive Plan.
4The Company does not pay a bonus separate from the awards under the Company’s Incentive Plan.
5The Company does not have a pension plan and does not offer nonqualified deferred compensation.
6This column represents the Company’s matching contributions to the named executive officer’s 401(k) savings account of 50% of the first 4% of pay. The Company does not pay other compensation and does not offer other perquisites.
7Mr. Meer joined the Company on December 6, 2006.

2008 Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)[2]	Closing Market Price on Date of Option Grant ($/share)	Grant Date Fair Value of Stock and Option Awards[3]
Name of Executive	Grant Date	Threshold	Target	Maximum
Mr. Mills President & Chief Executive Officer		0	$195,000	$292,500

	3/3/2008				24,000[4]				$55,920
	3/3/2008					130,000[5]	$2.40	$2.33	$154,016
	3/3/2008					45,000[5]	$3.00	$2.33	$50,061
Mr. Meer Senior Vice President & Chief Financial Officer		0	$96,250	$144,375

	3/3/2008				17,500[4]				$40,775
	3/3/2008					91,000[5]	$2.40	$2.33	$107,811
	3/3/2008					29,000[5]	$3.00	$2.33	$32,262
Mr. McGrane Senior Vice President & General Counsel		0	$118,280	$177,420

	3/3/2008				17,500[4]				$40,775
	3/3/2008					104,000[5]	$2.40	$2.33	$123,213
	3/3/2008					16,000[5]	$3.00	$2.33	$17,800

1These columns show the range of possible payouts for 2008 under the Incentive Plan as described in the section titled “2008 Annual Cash Incentive Bonus” in the “Compensation Discussion and Analysis” section above.  Messrs. Mills, Meer and McGrane received no payouts in 2008 under the Incentive Plan. The payouts for these named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.
2Exercise price is the average of the high and low prices on the NASDAQ Global Market on the date of grant ($2.40) or higher.
3This column shows the full grant date fair value of RSAs under SFAS 123R granted to the named executive officers, and the full grant date fair value of stock options in accordance with SFAS 123R in 2008. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule.
4Restricted stock awards granted under the 1996 Plan; 25% vests on each of the first, second, third, and fourth anniversaries from date of grant. The shares are held by the Company in escrow until vested. The Shares may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, at any time before they vest. The Shares vest immediately if the grantee dies or there is a change in control of the Company, and are canceled upon any other termination of service by the grantee to the Company. The grantee is responsible for any income or other taxes due with respect to the Shares, including on account of the vesting of the Shares. The grantee may elect to have Shares withheld by the Company upon vesting for taxes.
5Stock option awards granted under the 1996 Plan have a seven year term and 25% vests on each of the first, second, third, and fourth anniversaries of the grant date.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the named executive officers as of December 31, 2008.  The table includes unexercised and unvested option awards and unvested stock awards.  Each equity grant is shown separately for each named executive officer.  The vesting schedule for each grant is shown following this table, based on the option or stock award grant date.  The market value of the stock awards is based on the closing market price of Columbia stock as of December 31, 2008, which was $1.27.

	Option Awards[1]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-Exercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
Mr. Mills President & Chief Executive Officer	05/30/2001	50,000		$5.900	05/30/2011
	10/18/2001	18,750		$4.140	10/18/2011
	01/18/2002	18,750		$3.675	01/18/2012
	03/14/2003	39,375		$2.975	03/14/2013
	10/28/2003	30,000		$10.675	10/28/2013
	05/12/2004	60,000		$4.050	05/12/2014
	02/25/2005	206,350		$2.050	02/25/2015
	05/17/2005	48,750	16,250	$2.750	05/17/2012
						05/15/2006	5,000	$6,350
	05/15/2006	25,000	25,000	$4.335	05/15/2013
						02/28/2007	10,000	$12,700
	02/28/2007	225,000	75,000	$1.420	02/28/2014
	03/03/2008	32,500	97,500	$2.40	03/03/2015
	03/03/2008	11,250	33,750	$3.00	03/03/2015
						03/03/08	18,000	$22,860

Mr. Meer Senior Vice President & Chief Financial Officer	12/06/2006	50,000	50,000	$4.285	12/06/2016
						02/28/2007	7,000	$8,890
	02/28/2007	157,500	52,500	$1.420	02/28/2014
	03/03/2008	22,750	68,250	$2.40	03/03/2015
	03/03/2008	7,250	29,000	$3.00	03/03/2015
						03/03/2008	13,125	$16,669

	Option Awards[1]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-Exercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
Mr. McGrane Senior Vice President & General Counsel	01/02/2002	125,000		$3.435	01/02/2012
	01/02/2002	50,000		$5.935	01/02/2012
	03/14/2003	43,875		$2.975	03/14/2013
	05/12/2004	50,000		$4.050	05/12/2014
	02/25/2005	12,435		$2.050	02/25/2015
	05/17/2005	41,250	13,750	$2.750	05/17/2012
						05/15/2006	3,438	$8,732
	05/15/2006	13,750	13,750	$4.335	05/15/2013
						02/28/2007	8,000	$10,160
	02/28/2007	182,000	58,000	$1.420	02/28/2014
	03/03/2008	26,000	78,000	$2.40	03/03/2015
	03/03/2008	4,000	12,000	$3.00	03/03/2015
						03/03/2008	13,125	$16,669

1Option Awards Vesting Schedule:

Grant Date	Vesting Schedule
05/30/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
10/18/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/02/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/02/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/18/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
03/14/2003	50% vested on each of the first and second anniversaries from date of grant.
10/28/2003	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
05/12/2004	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
02/25/2005	100% vested on the date of grant, except in the case of Mr. Mills for whom 43,750 shares vest on each of the first, second, third, and fourth anniversaries from date of grant for 175,000 shares.
05/17/2005	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
05/15/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
12/06/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
02/28/2007	25% vested at date of issuance and 25% vests on each of the first, second, and third anniversaries from date of grant.
03/03/2008	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.

2Stock Awards Vesting Schedule:

Grant Date	Vesting Schedule
05/15/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
02/28/2007	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
03/03/2008	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.

Option Exercises and Stock Vested in Fiscal 2008

The following table provides information for each of the named executive officers on stock options exercised and restricted stock vested during 2008, including the number of shares acquired upon exercise or vesting and the value realized before any withholding tax and broker commission.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert S. Mills	-	-	5,000(1)	$12,100
			2,500(2)	$7,500
James A. Meer	-	-	3,500(1)	$8,470
			10,000(3)	$42,600
Michael McGrane	-	-	4,000(1)	$9,680
			1,179(2)	$5,157

(1)Mr. Mills, Mr. Meer, and Mr. McGrane vested in 5,000, 3,500 and 4,000 shares, respectively, of Common Stock on February 28, 2008, with a market price of $2.42 per share.

(2) Mr. Mills and Mr. McGrane vested in 2,500 and 1,719 shares, respectively, of Common Stock on May 15, 2008, with a market price of $3.00 per share.

(3) Mr. Meer vested in 10,000 shares of Common Stock on July 28, 2008, with a market price of $4.26 per share.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with our named executive officers and maintain plans that together will require us to provide to our named executive officers under specified circumstances cash compensation, benefits, and/or acceleration of the vesting of equity awards in the event of termination of employment. These agreements and plans are described below:

In the event of termination of employment of Mr. Mills, McGrane or Meer by the Company without cause or resignation by the executive with good reason, such named executive officer will be entitled to the following:

Severance Payment	Base salary plus the greater of such person’s cash bonus paid in the preceding year or his target bonus.
Benefits	(i) For a period of twelve months following the termination date, continuation of medical and dental coverage in effect on the termination date and (ii) payment for accrued and unused vacation days.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

In the event of his termination as a result of change in control, such named executive officer will be entitled to the following:

Severance Payment	Base salary plus the greater of such person’s cash bonus paid in the preceding year or his target bonus.
Benefits	(i) A lump sum payment equal to the value of the fringe benefits provided to him for the year prior to the change in control and (ii) payment for accrued and unused vacation days.
Options	Full vesting of outstanding options.
Restricted Stock	Full vesting of all outstanding restricted stock grants.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

1The executive employment agreements define “cause” as (i) the failure or refusal to perform, in any material respect, duties faithfully and diligently;  (ii) gross negligence, recklessness or malfeasance; (iii)  any criminal act; (iv) any act of fraud or other material misconduct resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of Company; (v)  any conduct relating to the business of Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company; (vi) misconduct which materially discredits or damages Company, or violates Company’s policies or procedures, after Company has notified the executive of the actions Company deems to constitute non-compliance; and (vii) a material breach of obligations relating to confidential information, non-solicitation and non-competition.
2The executive employment agreements define “good reason” as(i) a material diminution of responsibilities, or working conditions, or duties; (ii) a material diminution in base salary; (iii) a material negative change in the terms or status of an employment agreement; or (iv) an office relocation of more than 100 miles
3 The change-in-control provisions in Mr. Mills’ and Mr. McGrane’s employment agreements require for the Company to pay them an excise tax gross up payment if an excise tax is imposed following a change-in-control. Mr. Meer’s employment agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due. The executive employment agreements define “change in control” as a consolidation or merger of Company in which Company is not the continuing or surviving entity or pursuant to which shares of Company’s common stock would be converted to cash, securities or other property, other than a merger of Company in which the holders of Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving entity immediately after the merger, or (ii) a sale, lease, exchange or transfer of all, or substantially all, of the assets of the company; or (b) a stockholder approval of a plan or proposal for the liquidation or dissolution of the Company; or (c) a person shall become a beneficial owner of 40% or more of Company’s outstanding common stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Company’s stockholders, of each new director was approved by a vote of at least 50% of the directors eligible to vote who were directors at the beginning of the period.

The following table describes the potential payments and benefits under the Company’s agreements and plans to which the named executive officers would be entitled upon termination of employment had such termination occurred on December 31, 2008.

	Cash Severance Payment[1]	Vacation Pay[2]	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards (unamortized expense as of December 31, 2008)[5,6]	Excise Tax Gross-up	Total Termination Benefits
Mr. Mills
• Voluntary resignation by employee without good reason	N/A	$30,000	N/A	$0	N/A	$30,000
• Termination by the Company without cause or resignation by employee with good reason	$585,000	$30,000	$678[3]	$0	N/A	$615,678
• Termination by the Company without cause or resignation by employee for good reason after change in control (CIC)	$585,000	$30,000	$7,783[4]	$55,880	[7]	$678,663
Mr. Meer
• Voluntary resignation by employee without good reason	N/A	$21,153	N/A	$0	N/A	$21,153
• Termination by the Company without cause or resignation by employee with good reason	$371,250	$21,153	N/A	$0	N/A	$392,413
Cash Severance Payment[1]		Vacation Pay[2]	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards (unamortized expense as of December 31, 2007)[5,6]	Excise Tax Gross-up	Total Termination Benefits
Mr. Meer
• Termination by the Company without cause or resignation by employee for good reason after CIC	$371,250	$21,153	$7,024[4]	$35,560	[7]	$434,987
Mr. McGrane
• Voluntary resignation by employee without good reason	N/A	$22,746	N/A	$0	N/A	$22,746
• Termination by the Company without cause or resignation by employee with good reason	$413,980	$22,746	N/A	$0	N/A	$436,726
• Termination by the Company without cause or resignation by employee for good reason after CIC	$413,980	$22,746	$6,886[4]	$41,831	[7]	$485,443

N/A – Not Applicable

1Payment of the amount of base salary and the greater of preceding year or target bonus based on such person’s 2008 base salary and target bonus.
2Assumes no vacation taken in year of termination, and a termination date of December 31, 2008.  Unused and accrued vacation benefits are paid in a lump sum.
3Represents Company paid costs in 2008 for medical and dental insurance.  This benefit is for twelve months.
4Represents Company paid costs in 2008 for life, medical, dental, vision, and short- and long-term disability insurance, and 401(k) match. This benefit is paid in a lump sum.
5All stock options vest upon a change-in-control pursuant to the terms of the 1996 Plan.  Represents the intrinsic value of both vested and unvested stock options on December 31, 2008, based on the difference between the closing market price of the Company’s Common Stock on December 31, 2008 ($1.27) and the applicable exercise price of all stock options.
6All restricted stock shares vest upon a change-in-control pursuant to the terms of the 1996 Plan. Assumes the value of all shares of restricted stock vesting at $1.27 a share, the closing market price of the Company’s Common Stock on December 31, 2008.
7Mr. Mills’ and Mr. McGrane’s change-in-control employment agreements provide for the Company to pay them an excise tax gross up payment if an excise tax is imposed following a change-in-control. Mr. Meer’s employment agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due.

2008 Director Compensation

Directors who are employees receive no additional compensation for serving on the Board.  In 2008, we provided the following annual compensation to directors who are not employees.

Name of Director	Fees Earned and Paid in Cash[1]	Stock Awards2,	Total ($)
Stephen Kasnet	$66,000	$33,146	$99,146
Edward Blechschmidt	$48,500	$33,146	$81,646
Denis O’Donnell	$43,500	$33,146	$76,646
Valerie Andrews	$41,500	$33,146	$74,646
James Crofton	$54,000	$33,146	$87,146
Selwyn Oskowitz	$34,500	$33,146	$67,646
Anthony Campbell[3]		$2,437	$2,437

1This column reports the amount of cash compensation earned in 2008 for Board and service on committees of the Board. The Company currently provides to the non-employee directors reimbursement for expenses and the following compensation:

Annual Retainer, Chairman	$45,000

Annual Retainer, Vice Chairman	$30,000

Annual Director Retainer (except Chairman and Vice Chairman)	$20,000

Annual Committee Retainer (except Audit Committee)	$1,000

Annual Committee Retainer (Audit Committee)	$2,000

Additional Annual Retainer: Committee Chair (except Audit and Compensation Committees)	$1,000

Additional Annual Retainer: Audit Committee Chair	$15,000

Additional Annual Retainer: Compensation Committee Chair	$6,000

Meeting Attendance Fees (per day)	$1,500	(in person)
	$500	(by telephone)

Value of Restricted Stock Granted upon Election at Annual Meeting Consists of a grant of the number of shares of restricted stock under the Company’s Long-term Performance Plans determined by dividing $25,000 by the fair market value of the Company’s Common Stock on the NASDAQ Global Market on the date of grant.	$25,000

2This column represents the dollar amount for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of unvested shares of restricted stock based on the closing price on the NASDAQ Global Market of Columbia’s Common Stock as of the date of the grant, in accordance with SFAS 123R. The grant date fair value for the stock awards granted to each of the directors in 2008 was $25,000. Each director, except for Mr. Campbell, had an aggregate of 8,620 shares of unvested restricted Common Stock outstanding at 2008 fiscal year end. Mr. Campbell had an aggregate of 20,833 shares of unvested restricted Common Stock outstanding at 2008 fiscal year end. No stock options were granted to non-employee directors in 2008.
3The Board elected Anthony R. Campbell as a director of the Company on December 16, 2008.

 Aggregate total numbers of stock option awards outstanding at 2008 fiscal year end for directors are shown below:

Name	Number of Shares Underlying Options
Valerie Andrews	12,000
Edward Blechschmidt	15,000
James Crofton	12,000
Stephen Kasnet	12,000
Denis O’Donnell	122,000
Selwyn Oskowitz	83,000

  Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee serving at any time during 2008 were Valerie L. Andrews, Edward A. Blechschmidt, and Denis M. O’Donnell, M.D. None of the Company’s executive officers served during fiscal year 2008 or currently serve and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company’s Board or the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2008. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.

The Audit Committee is composed of four non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable NASDAQ Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. Columbia has identified James S. Crofton as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has sole authority to retain, oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to independently monitor and review these processes. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. The Audit Committee members must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the Audit Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held nine meetings during the year ended December 31, 2008. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s independent registered public accounting firm, with and without management present, the results of their examinations and their evaluations of the Company’s financial statements.

In fulfilling the Committee’s oversight responsibilities, Committee members have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008, with Columbia’s management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

    The Audit Committee also discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audit of the Company’s financial statements and all items required by the standards of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards, No. 61, as amended by AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees, SAS 89 (Audit Committee Communications) and SAS 90 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee’s discussions included a discussion of the background and experience of the independent auditor’s audit team assigned to Columbia and the quality control procedures established by the independent registered public accounting firm. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission, and selected BDO Seidman, LLP, as the Company’s independent registered public accounting firm for fiscal year 2009.

AUDIT COMMITTEE:
James S. Crofton, Chair
Anthony R. Campbell
Stephen G. Kasnet
Denis O’Donnell, M.D.

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, eight directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted “FOR” the election as directors of the eight persons named below, unless the proxy contains instructions to the contrary.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

 Nominees for the Board of Directors

The eight persons named below were designated by the Board as nominees for election as directors. Six of the nominees have served as directors since the last Annual Meeting, and Messrs. Campbell and Condella were elected to the Board on December 16, 2008, and March 10, 2009, respectively. Information regarding the business experience of each nominee and his or her service on boards of directors of public companies is provided below. All directors are elected to serve until the next Annual Meeting or until their respective successors are elected and qualified. On March 10, 2009, Dr. O’Donnell, a current member of the Board, informed Columbia that he will not stand for re-election at Columbia’s 2009 Annual Meeting of Stockholders and will continue to serve on the Board until Columbia’s 2009 Annual Meeting takes place and at which time the Board will be reduced to eight members.

Except for Mr. Mills, who is an employee of the Company, the Board has determined that each director qualifies as an “independent” director under the applicable NASDAQ Marketplace Rules. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Valerie L. Andrews Director since 2005 Age 49
Ms. Andrews has been a director of Columbia since October 2005 and is Vice President, Deputy General Counsel, and Chief Compliance Officer of Vertex Pharmaceuticals Inc. Before joining Vertex in 2002, Ms. Andrews was Executive Director of Licensing for Massachusetts General and The Brigham and Women’s Hospitals, and prior to that a partner in the law firm of Hill & Barlow.  She served as a law clerk to Chief Judge Levin H. Campbell of the United States Court of Appeals for the First Circuit from 1988 to 1989, and earlier rose to the rank of Captain in the United States Air Force.

Edward A. Blechschmidt Director since 2004 Age 56
Mr. Blechschmidt has been a director of Columbia since August 2004 and Vice Chairman of the Board since November 2004. He was Chief Executive Officer of Novelis, Inc. (aluminum rolled products) from December 2006 to May 2007. He was Chairman, Chief Executive Officer and President of Gentiva Health Services (home healthcare) from March 2000 until his retirement in July 2002. He previously served as Chief Executive Officer of Olsten Corporation (“Olsten”) (staffing services), the conglomerate from which Gentiva Health Services was split off and taken public. Before joining Olsten, Mr. Blechschmidt was President and Chief Executive Officer of both Siemens' Nixdorf Americas (information technology) and Siemens' Pyramid Technology (information technology), prior to which he served more than 20 years with Unisys Corporation (information technology), ultimately as Chief Financial Officer. He is currently a director of Health South Corp. (healthcare), Lionbridge Technologies, Inc. (business services), Diamond Foods, Inc. (snack-foods), and VWR International, LLC, (laboratory supplies).

Anthony R. Campbell Director since December 2008 Age 61
Mr. Campbell has been a director of Columbia since December 2008 and is a Portfolio Manager and Senior Analyst for Dorset Management Corporation since January 2000 and a Director of Knott Partners Management, LLC (investment advisors) since 2004.  Mr. Campbell founded Windsor Partners, L.P. (investment advisors) in 1986.  He was Principal and Managing Director of Berg Capital Corporation, a registered investment advisor, from 1984 through 1985, and also served as General Partner of Chelsea Partners, a private investment partnership, during that time.  Mr. Campbell was a Vice President at the First Boston Corporation from 1975 through 1984, and from 1969 until 1975 was at McLeod, Young, Weir, Ltd. (investment advisors) in Canada where he was appointed a Vice President in 1973.

Frank C. Condella, Jr. Director since March 2009 Age 54
Mr. Condella has been a director of Columbia since March 2009. He was Chief Executive Officer of SkyePharma plc (pharmaceuticals) from March 2006 to September 2008, President of Europe and Managing Director, UK, at IVAX Corporation (pharmaceuticals) from 2002 to February 2006, and President and Chief Executive Officer of Faulding Pharmaceuticals, from 2000 to 2001. Previously he was Vice-President of Specialty Care Products at Hoffman-La Roche (pharmaceuticals) and Vice-President and General Manager of the Lederle unit of American Home Products (pharmaceuticals). Mr. Condella is a non-executive director of SkyePharma plc and Fulcrum Pharma plc (pharmaceuticals)

James S. Crofton Director since 2005 Age 57
Mr. Crofton has been a director of Columbia since October 2005.  He has been Senior Vice President and Chief Financial Officer of Sarnoff Corporation (technology) since 1999.  Previously, Mr. Crofton was Chief Financial Officer of EA Industries, Inc. (electronics manufacturing), and prior to that served in various positions, including Vice President of Finance, with Unisys Corporation (information technology).

Stephen G. Kasnet Director since 2004 Age 63
Mr. Kasnet has been a director of the Company since August 2004 and Chairman of the Board since November 2004. He has been President and Chief Executive Officer of Raymond Property Company LLC (real estate) since April, 2007. He was President and Chief Executive Officer of Harbor Global Company, Ltd. (real estate investments), from June 2000 through 2006. He previously held senior management positions with various financial organizations, including Pioneer Group, Inc.; First Winthrop Corporation and Winthrop Financial Associates; and Cabot, Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd. (forestry) and is a director of Tenon Ltd. (wood products).  He was Chairman of Warren Bank from 1990 to 2003. He is also a trustee and vice president of the board of The Governor’s Academy, Byfield, MA.

Robert S. Mills Director since 2006 Age 56
Mr. Mills has been a director of the Company since January 2006, and has been the Company’s President and Chief Executive Officer since March 2006.  Prior to that Mr. Mills was Senior Vice President of the Company from May 2001 and Chief Operating Officer of the Company from October 2003.  Prior to joining the Company in 2001, Mr. Mills served as Senior Vice President, Manufacturing Operations, at Watson Pharmaceuticals and General Manager of Schein Pharmaceuticals, now Watson Pharma, Inc. During his 30-year career in the pharmaceutical industry he also served as Vice President, Operations, at Alpharma, Inc. (pharmaceuticals) and held various positions with Aventis, SA (pharmaceuticals).

Selwyn P. Oskowitz, M.D. Director since 1999 Age 63
Dr. Oskowitz has been a director of the Company since January 1999. Dr. Oskowitz has been an assistant professor of obstetrics, gynecology, and reproductive biology at Harvard Medical School since 1993. Dr. Oskowitz is a reproductive endocrinologist at, and Director of, Boston IVF, a fertility clinic with which he has been associated since 1986. Dr. Oskowitz is a past President of the Boston Fertility Society.

Vote Required

A director must receive a plurality of the votes held by holders of our Common Stock, our Series B Preferred Stock and Series E Preferred Stock that are entitled to vote at the Annual Meeting on the election of a director and voted in favor thereof in order to be elected.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE EIGHT NOMINEES.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

BDO Seidman LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s accounts for fiscal year 2008. The Audit Committee has selected BDO Seidman LLP as the Company’s independent registered public accounting firm for the fiscal year 2009, and the Board is asking stockholders to ratify that selection. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO Seidman LLP for ratification by stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of BDO Seidman LLP, the Audit Committee and the Board will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of BDO Seidman LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes of the shares of the Company’s Common Stock, Series B Preferred Stock and Series E Preferred Stock represented at the Annual Meeting, voting together as a single class, is required to approve the ratification of the selection of BDO Seidman LLP as the Company’s independent registered public accounting firm for the current fiscal year. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

INCORPORATION BY REFERENCE

        Our 2008 Annual Report on Form 10-K, as amended, is incorporated by reference into, and should be considered part of, this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company’s Investor Relations Department by writing to Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039. If a stockholder is receiving multiple copies of this Proxy Statement at the stockholder’s household and would like to receive a single copy of the Proxy Statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of this Proxy Statement.

ANNUAL REPORT AND OTHER SEC FILINGS

       Our 2008 Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website, www.columbialabs.com.  These and other SEC filings, including this Proxy Statement, are also available on the SEC’s website at www.sec.gov.  The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2008, as amended (as filed with the SEC), including the financial statements and schedules thereto.  All such requests should be directed to Investor Relations Department, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:
Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies. We estimate that we will pay Georgeson a fee of $2,000 for its services plus per-call fees for any individual solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	How do I propose individuals to serve as directors?

A:
Stockholders wishing to submit to the Nominating and Corporate Governance Committee qualified candidates for possible nomination to the Board may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039

    (i) Name of the candidate and a brief biographical sketch and resume;
    (ii) Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and
    (iii) A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

A:	Yes, you may submit proposals for consideration at future stockholder meetings.

Stockholder Proposals for Inclusion in 2010 Proxy: In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2010 Annual Meeting of Stockholders, it must be received by us not later than December 20, 2009, in such form as is required by the rules and regulations promulgated by the SEC. A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2010 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by the Company not later than March 8, 2010.  The proxy to be solicited on behalf of our Board for the 2010 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2010 Annual Meeting of Stockholders.

By Order of the Board of Directors
Michael McGrane
Michael McGrane Secretary

April 20, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

COLUMBIA LABORATORIES, INC.

May 21, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25479

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830000000000000000 4 052109

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratify the selection of BDO Seidman, LLP, as the Company's independent registered public accounting firm for the current year.	☐	☐	☐

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted "FOR" Items 1 and 2.

PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COLUMBIA LABORATORIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2009

The undersigned hereby appoints each of Stephen G. Kasnet and Robert S. Mills as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, or shares of Series E Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (the "Company") held of record by the undersigned on March 31, 2009, at the Company's Annual Meeting of Stockholders, to be held on May 21, 2009, or at any adjournment or adjournments thereof.

(Continued, and to be signed, on the reverse side.)

14475